AMPLITECH GROUP, INC.

NOTICE OF TERMINATION

Wayne Homschek
400 Chambers St, Apt 8d
New York, NY 10282

I, Fawad Maqbool, being the duly elected and qualified Chief Executive Officer of Amplitech Group, Inc., a Nevada corporation (the "**Company**") do hereby terminate your engagement pursuant to Section 5(c) of your director agreement, dated April 25, 2019, effective thirty (30) days from July 25, 2020. Unfortunately, your monthly compensation is no longer viable based on the Company's financial position. Should things change we can engage again. Thank you for your effort and cooperation thus far.

IN WITNESS WHEREOF, the undersigned has executed this written notice as of the 25th day of July, 2020.

AMPLITECH GROUP, INC.

By: ______________________________
Fawad Maqbool, Chief Executive Officer